                                                                  EXECUTION COPY

                                $1,000,000,000



                               CREDIT AGREEMENT

                                  dated as of

                                 July 17, 1998

                                     among

                       Armstrong World Industries, Inc.,

                            The Banks Listed Herein

                                      and

                  Morgan Guaranty Trust Company of New York,
                            as Administrative Agent

                          ___________________________

            Bank of America National Trust and Savings Association,
                              Documentation Agent

                           The Chase Manhattan Bank,
                               Syndication Agent

                        ______________________________

                         J.P. Morgan Securities Inc.,
                                   Arranger

                         BancAmerica Robertson Stevens
                            Chase Securities Inc.,
                                 Co-Arrangers

                               TABLE OF CONTENTS


                                                                     Page
                                                                     ----

                                   ARTICLE 1

                                  Definitions


Section 1.01.  Definitions   1
Section 1.02.  Accounting Terms and Determinations   11
Section 1.03.  Types of Borrowings   11

                                   ARTICLE 2

                                  The Credits

Section 2.01.  Commitments to Lend   12
Section 2.02.  Procedure for Borrowing   12
Section 2.03.  Notes   14
Section 2.04.  Maturity of Loans   14
Section 2.05.  Interest Rates   14
Section 2.06.  Facility Fees   18
Section 2.07.  Optional Termination or Reduction of
      Commitments   19
Section 2.08.  Mandatory Termination and Reduction of
      Commitments   19
Section 2.09.  Optional Payments   21
Section 2.10.  General Provisions as to Payments   21
Section 2.11.  Funding Losses   22
Section 2.12.  Computation of Interest and Fees   22

                                   ARTICLE 3

                                  Conditions

Section 3.01.  Effectiveness   23
Section 3.02.  Borrowings   24

                                   ARTICLE 4

                        Representations and Warranties

Section 4.01.  Corporate Existence and Power   24
Section 4.02.  Corporate and Governmental Authorization;
      No Contravention   24
Section 4.03.  Binding Effect   25
Section 4.04.  Financial Information   25
Section 4.05.  Litigation   26
Section 4.06.  Environmental Matters   26
Section 4.07.  Taxes   26
Section 4.08.  Significant Subsidiaries   26
Section 4.09.  Not an Investment Company   27
Section 4.10.  Full Disclosure   27

                                   ARTICLE 5

                                   Covenants

Section 5.01.  Information   28
Section 5.02.  Payment of Obligations   29
Section 5.03.  Maintenance of Property; Insurance   29

Section 5.04.  Conduct of Business and Maintenance   30
Section 5.05.  Compliance with Laws   30
Section 5.06.  Inspection of Property, Books and Records   30
Section 5.07.  Minimum Consolidated Net Worth   30
Section 5.08.  Negative Pledge   31
Section 5.09.  Consolidations, Mergers and Sales of Assets   31
Section 5.10.  Use of Proceeds   32

                                   ARTICLE 6

                                   Defaults


Section 6.01.  Events of Default   32
Section 6.02.  Notice of Default   34

                                   ARTICLE 7

                                  The Agents

Section 7.01.  Appointment and Authorization   35
Section 7.02.  Administrative Agent and Affiliates   35
Section 7.03.  Action by Administrative Agent   35
Section 7.04.  Consultation with Experts   35
Section 7.05.  Liability of Administrative Agent   35
Section 7.06.  Indemnification   36
Section 7.07.  Credit Decision   36
Section 7.08.  Successor Administrative Agent   36
Section 7.09.  Agents' Fees   37
Section 7.10.  Other Agents   37

                                   ARTICLE 8

                            Change in Circumstances


Section 8.01.  Basis for Determining Interest Rate Inadequate   37
Section 8.02.  Illegality   38
Section 8.03.  Increased Cost and Reduced Return   38
Section 8.04.  Taxes   40
Section 8.05.  Base Rate Loans Substituted for Affected Fixed
      Rate Loans   42
Section 8.06.  Substitution of Bank   42

                                   ARTICLE 9

                                 Miscellaneous


Section 9.01.  Notices   43
Section 9.02.  No Waivers   43
Section 9.03.  Expenses; Indemnification   43
Section 9.04.  Sharing of Set-Offs   44
Section 9.05.  Amendments and Waivers   45
Section 9.06.  Successors and Assigns   45
Section 9.07.  Collateral   47
Section 9.08.  Governing Law; Submission to Jurisdiction   47
Section 9.09.  Counterparts; Integration   47
Section 9.10.  WAIVER OF JURY TRIAL   47
Section 9.11.  Amendment of Existing Agreement   47

Pricing Schedule
Commitment Schedule

Exhibit A -  Note
Exhibit B -  Opinion of Counsel for the Borrower
Exhibit C -  Opinion of Special Counsel for the Agents
Exhibit D -  Assignment and Assumption Agreement

                               CREDIT AGREEMENT

     AGREEMENT dated as of July 17, 1998 among ARMSTRONG WORLD INDUSTRIES, INC., the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent.

     The parties hereto agree as follows:


                                   ARTICLE 1

                                  Definitions

     Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "ACQUISITION" means the acquisition by the Borrower of TPC pursuant to the Acquisition Agreement.

     "ACQUISITION AGREEMENT" means the Agreement and Plan of Merger, dated as of June 12, 1998 among the Borrower, the Offeror Subsidiary and TPC, as amended from time to time in accordance with its terms; provided that no such amendment having any substantial effect on the terms of the Acquisition shall be effective for purposes of references thereto in this Agreement unless approved in writing by the Required Banks.

     "ADJUSTED CD RATE" has the meaning set forth in Section 2.05(b).

     "ADJUSTED LONDON INTERBANK OFFERED RATE" has the meaning set forth in
Section 2.05(c).

     "ADMINISTRATIVE AGENT" means Morgan Guaranty Trust Company of New York in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

     "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

     "AGENT" means any of the Administrative Agent, the Documentation Agent or the Syndication Agent, and "AGENTS" means any two or more of the foregoing.

     "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

     "ASSESSMENT RATE" has the meaning set forth in Section 2.05(b).

     "ASSIGNEE" has the meaning set forth in Section 9.06(c).

     "BANK" means (i) each Person listed on the Commitment Schedule, (ii) each Assignee which becomes a Bank pursuant to Section and (iii) their respective successors.

     "BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "BASE RATE LOAN" means a Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Borrowing or pursuant to Article 8.

     "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "BORROWER" means Armstrong World Industries, Inc., a Pennsylvania corporation, and its successors.

     "BORROWER'S 1997 FORM 10-K" means the Borrower's annual report on Form 10-K for 1997, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     "BORROWER'S LATEST FORM 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended March 31, 1998, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     "BORROWING" has the meaning set forth in Section 1.03.

     "CD BASE RATE" has the meaning set forth in Section 2.05(b).

     "CD LOAN" means a Loan to be made by a Bank as a CD Loan in accordance with the applicable Notice of Borrowing.

     "CD MARGIN" has the meaning set forth in Section 2.05(b).

     "CD REFERENCE BANKS" means Bank of America National Trust and Savings Association, The Chase Manhattan Bank, Citibank, N.A., Westdeutsche Landesbank Girozentrale and Morgan Guaranty Trust Company of New York.

     "COMMITMENT" means, with respect to each Bank listed in the Commitment Schedule, the amount set forth opposite the name of such Bank in the Commitment Schedule, and with respect to any Bank which becomes a party to this Agreement pursuant to Section 9.06(c), the amount of the Commitment thereby assumed by such Bank, in each case as such amount may from time to time be reduced pursuant to Sections 2.07, 2.08 and 9.06(c) or increased pursuant to Section 9.06(c).

     "COMMITMENT SCHEDULE" means the Schedule attached hereto identified as such.

     "CONSOLIDATED NET WORTH" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date; provided, that for purposes of determining compliance with Section 5.07, up to $100,000,000 in special charges subsequent to the date hereof related to litigation shall be disregarded.

     "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

     "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 5.08 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Debt of others Guaranteed by such Person.

     "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "DOCUMENTATION AGENT" means Bank of America National Trust and Savings Association, in its capacity as documentation agent in respect of this Agreement.

     "DOLLARS" or "$" means such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

     "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "DOMESTIC LOANS" means CD Loans or Base Rate Loans or both.

     "DOMESTIC RESERVE PERCENTAGE" has the meaning set forth in Section 2.05(b).

     "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 3.01.

     "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA GROUP" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

     "EURO-DOLLAR LOAN" means a Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Borrowing.

     "EURO-DOLLAR MARGIN" has the meaning set forth in Section 2.05(c).

     "EURO-DOLLAR REFERENCE BANKS" means the principal London offices of Bank of America National Trust and Savings Association, The Chase Manhattan Bank, Citibank, N.A., Westdeutsche Landesbank Girozentrale and Morgan Guaranty Trust Company of New York.

     "EURO-DOLLAR RESERVE PERCENTAGE" has the meaning set forth in Section 2.05(c).

     "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

     "FIXED RATE LOANS" means CD Loans or Euro-Dollar Loans or both.

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person, provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

     "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

     "INDEMNITEE" has the meaning set forth in Section 9.03(b).

(a)  "INTEREST PERIOD" means:   with respect to each Euro-Dollar Borrowing, the
     period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

     (i) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (iii) below, be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

     (ii) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Euro-Dollar Business Day of a calendar month; and

     (iii) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(b) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

     (i) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (ii) below, be extended to the next succeeding Euro-Dollar Business Day; and

     (ii) any Interest Period which would otherwise end after the Date Termination shall end on the Termination Date.

(c) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

     (i) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (ii) below, be extended to the next succeeding Euro-Dollar Business Day; and

     (ii) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "LOAN" means a Domestic Loan or a Euro-Dollar Loan and "LOANS" means Domestic Loans or Euro-Dollar Loans or any combination of the foregoing.

     "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section
2.05(c).

     "MARGIN STOCK" has the meaning specified in Regulation U.

     "MATERIAL DEBT" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $20,000,000.

     "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of Debt and/or payment obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $20,000,000.

     "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000.

     "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "NET CASH PROCEEDS" means the total amount of cash proceeds received by the Borrower or any Subsidiary in respect of any Reduction Event, less underwriters' fees, brokerage commissions, related professional fees and other customary out-of-pocket expenses payable by the Borrower or such Subsidiary in connection with such Reduction Event.

     "NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "NOTE" means any one of such promissory notes issued hereunder.

     "NOTICE OF BORROWING" has the meaning set forth in Section .

     "OFFER" means the offer by the Offeror Subsidiary to purchase shares of common stock, par value $.01 per share of TPC (the "SHARES") representing not less than a majority of the Shares outstanding on a fully diluted basis pursuant to the Offer to Purchase.

     "OFFER TO PURCHASE" means the Offer to Purchase dated June 19, 1998 and supplemented as of July 2, 1998 by the Offeror Subsidiary to the stockholders of TPC, as amended from time to time in accordance with its terms; provided that no
                                                                --------
such amendment having any substantial effect on the terms of the Acquisition shall be effective for purposes of references thereto in this Agreement unless approved in writing by the Required Banks.

     "OFFEROR SUBSIDIARY" means Sapling Acquisition, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower.

     "PARENT" means, with respect to any Bank, any Person controlling such Bank.

     "PARTICIPANT" has the meaning set forth in Section 9.06(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "PRICING SCHEDULE" means the Schedule attached hereto identified as such.

     "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

     "REDUCTION EVENT" means any issuance by the Borrower or any of its Subsidiaries of any equity securities or any debt securities with a maturity in excess of one year (other than Debt incurred under this Agreement); provided that neither the Borrower's disposition of its stock in Dal-Tile International Inc. nor any issuance of securities to finance the acquisition of DLW AG shall constitute a Reduction Event.

     "REFERENCE BANKS" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "REFERENCE BANK" means any one of such Reference Banks.

     "REFUNDING BORROWING" means a Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Loans made by any Bank.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "REQUIRED BANKS" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

     "REVOLVING CREDIT PERIOD" means the period from and including the Effective Date to but excluding the Termination Date.

     "SENIOR EXECUTIVE OFFICER" means the Chairman of the Board, President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer or the Senior Vice President, Secretary and General Counsel of the Borrower.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary which satisfies the criteria set forth in subparagraph (b) of the definition of "SIGNIFICANT SUBSIDIARY" in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission, as in effect on the date hereof.

     "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "SUBSIDIARY" means a Subsidiary of the Borrower.

     "SYNDICATION AGENT" means The Chase Manhattan Bank, in its capacity as syndication agent in respect of this Agreement.

     "TERMINATION DATE" means July 16, 1999, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

     "TPC" means Triangle Pacific Corporation, a Delaware corporation.

     "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

     Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the

Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

     Section 1.03. Types of Borrowings. The term "BORROWING" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article 5 on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g., a "EURO-DOLLAR BORROWING" is a Borrowing comprised of Euro-Dollar Loans).



                                   ARTICLE 2

                                  The Credits

     Section 2.01. Commitments to Lend. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts such that the aggregate principal amount of Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.09, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

(a)  Section 2.02. Procedure for Borrowing.   The Borrower shall give the
     Administrative Agent notice (a "NOTICE OF BORROWING") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

     (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

     (ii)      the aggregate amount of such Borrowing,

     (iii) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

     (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

(b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

(c) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

(d) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (c), or remitted by the Borrower to the Administrative Agent as provided in Section 2.10, as the case may be.

(e) Unless the Administrative Agent shall have received notice from a Bank prior to the time of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the

Administrative Agent on the date of such Borrowing in accordance with subsections (c) and (d) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and, if such Bank fails to do so within three Domestic Business Days of demand therefor, the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.05 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

(f) Section 2.03. Notes. The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

(g) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "NOTE" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

(h) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     Section 2.04. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

     Section 2.05. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

(b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan shall, as a result of clause (b)(ii) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to the Interest Period for such Loan and (ii) the rate applicable to Base Rate Loans for such day.

     "CD MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

     The "ADJUSTED CD RATE" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                             [ CDBR       ]*
              ACDR=        [ ----------   ] + AR
                             [ 1.00 - DRP ]

              ACDR=      Adjusted CD Rate

                CDBR          =   CD Base Rate
                DRP           =   Domestic Reserve Percentage
                AR            =   Assessment Rate
                ------------

              * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

     The "CD BASE RATE" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period."DOMESTIC RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

     "ASSESSMENT RATE" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. (S) 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

(c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     "EURO-DOLLAR MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

     The "ADJUSTED LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

     The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded to the nearest 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "EUROCURRENCY LIABILITIES" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

(d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded to the nearest 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

(e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

(f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply. So long as quotations from at least five (or four) Reference Banks are available, the Administrative Agent shall disregard the highest two (or one) such quotations in determining the relevant interest rate.

     Section 2.06. Facility Fees. (a) The Borrower shall pay to the Administrative Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the date of this Agreement to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans. Accrued fees under this Section shall be payable quarterly on the last day of each March, June, September and December and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

     (b) On the date of satisfaction of the conditions specified in clause (a) of Section 3.01, the Borrower shall pay to the Administrative Agent for the account of each Bank a participation fee in the amount heretofore mutually agreed.

     Section 2.07. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple of $5,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

     Section 2.08. Mandatory Termination and Reduction of Commitments. (a) The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

(b) The Commitments shall be ratably reduced automatically in the event that the Borrower or any of its Subsidiaries shall at any time, or from time to time, after the date hereof receive any Net Cash Proceeds of any Reduction Event, by an amount equal to the largest multiple of $1,000,000 which does not exceed the amount of such Net Cash Proceeds; provided that any such reduction made pursuant to this subsection (b) shall not exceed such amount (if any) as shall be necessary so that the aggregate amount of the Commitments, as so reduced, is $500,000,000. The reductions in the Commitments required by this subsection shall be effective on the fifth Euro-Dollar Business Day following receipt by the Borrower or any of its Subsidiaries, as the case may be, of such Net Cash Proceeds; provided that

     (i) if the amount of the Net Cash Proceeds in respect of any Reduction Event is less than $5,000,000, such reduction shall be effective upon receipt of proceeds such that, together with all other such amounts received in the same calendar month and not previously applied, the amount of such Net Cash Proceeds is equal to at least $5,000,000; and

     (ii) if and to the extent such reduction would otherwise reduce the aggregate amount of the Commitments to an amount less than the related Dedicated Amount, such reduction shall, unless the Agent otherwise notifies the

     Borrower upon request of the Required Banks, be deferred so as to become effective simultaneously with reductions in the Dedicated Amount. For purposes of this clause (ii):

             "DEDICATED AMOUNT" means the sum of the aggregate principal amount of Fixed Rate Loans and the aggregate face amount of Supported Commercial Paper which, in each case, are outstanding at the time the Borrower or a Subsidiary receives Net Cash Proceeds of the related Reduction Event. The Dedicated Amount shall be reduced at each subsequent maturity of such Fixed Rate Loans and Supported Commercial Paper by the amount then maturing.

             "SUPPORTED COMMERCIAL PAPER" means commercial paper of the Borrower which requires liquidity support in the form of undrawn bank commitments and for which no such commitments other than the Commitments are available. At any time at which the Borrower has other committed bank facilities available as liquidity support for commercial paper, outstanding commercial paper shall be allocated first to such other facilities, so that only the amount which cannot be supported thereby shall constitute Supported Commercial Paper. Such allocation to other facilities shall be in inverse order of maturity, so that the earliest maturing commercial paper shall be Supported Commercial Paper.

     The Borrower shall notify the Agent within two Euro-Dollar Business Days of receipt by it or a Subsidiary of Net Cash Proceeds of a Reduction Event, specifying the date and amount thereof and, if the provisions of clause (ii) relating to Supported Commercial Paper are applicable, setting forth sufficient information with respect thereto to determine the resultant schedule for reduction of the Commitments.


(c) On the date of any reduction of Commitments pursuant to this Section, the Borrower shall repay such principal amount (together with accrued interest thereon) of, first, outstanding Base Rate Loans, if any, and second, outstanding
             -----                                           ------
CD Loans and Euro-Dollar Loans, if any, as may be necessary so that after such repayment the aggregate outstanding principal amount of the Loans does not exceed the amount of the Commitment as then reduced. Within the foregoing limits of this subsection (c), each required payment or prepayment shall be made with respect to such outstanding Borrowings as the Borrower may designate to the Agent not less than three Euro-Dollar Business Days prior to the date required for such payment or prepayment or, failing such designation by the Borrower, as the Agent may specify by notice to the Borrower and the Banks.

     Section 2.09. Optional Payments. (a) Subject in the case of any Fixed Rate Borrowing to Section 2.11, the Borrower may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Base Rate Borrowing, upon at least three Domestic Business Days' notice to the Administrative Agent, prepay any CD Borrowing or upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Euro-Dollar Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

(b) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     Section 2.10. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, without set-off, counterclaim or other deduction, not later than 12:00 Noon (New York City time) on the date when due, in dollars in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

     Section 2.11. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article 2, 6, or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.05(d), or if the Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.02(b) or 2.09(b), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or reasonable expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     Section 2.12. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                   ARTICLE 3

                                  Conditions

     Section 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

(a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

(b) receipt by the Administrative Agent of a duly executed Note for the account of each Bank dated on or before the Effective Date complying with the provisions of Section 2.03;

(c) receipt by the Administrative Agent of an opinion of David D. Wilson, Assistant Secretary and Associate General Counsel of the Borrower, substantially in the form of Exhibit B hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

(d) receipt by the Administrative Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agents, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

(e) receipt by the Administrative Agent of all documents the Administrative Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent;

(f) receipt by the Administrative Agent of a certificate from a Senior Executive Officer that tenders for not less than the minimum number of shares specified in the Offer to Purchase have been accepted in accordance with the Offer to Purchase, without waiver of any of the conditions thereof; and

(g) the Administrative Agent shall not have received notice from the Required Banks that, in their reasonable determination, any of the conditions of the Offer has not been fulfilled;

provided that this Agreement (other than the obligations of the Borrower under Sections 2.06, 2.08, 2.11 and 9.03, which shall be effective upon satisfaction of the condition specified in clause (a) above) shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than August 31, 1998. The Administrative Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

     Section 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a)  receipt by the Administrative Agent of a Notice of Borrowing as required by
Section 2.02;

(b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

(c) the fact that the representations and warranties of the Borrower contained in this Agreement (except (i) the representation and warranty set forth in Section 4.04(c) and (ii) the representations and warranties set forth in Sections 4.05 and 4.06 as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks or in reports filed with the Securities and Exchange Commission, copies of which reports have been delivered to the Banks) shall be true on and as of the date of such Borrowing.

     Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b) and (c) of this Section.


                                   ARTICLE 4

                        Representations and Warranties

Section 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Pennsylvania, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the

Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     Section 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

(a) Section 4.04. Financial Information. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1997 and the related consolidated statements of earnings and cash flows for the fiscal year then ended, reported on by independent public accountants and set forth in the Borrower's 1997 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

(b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of March 31, 1998 and the related unaudited consolidated statements of earnings and cash flows for the three months then ended, set forth in the Borrower's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three month period (subject to normal year-end adjustments).

(c) Since March 31, 1998 there has been no material adverse change in the business, financial position, operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

(i) Section 4.05. Litigation. Except as disclosed in the Borrower's 1997 Form 10-K, in the Borrower's Latest Form 10-Q or in the Borrower's Schedule 14D-1 filed with the Securities and Exchange Commission in connection with the Offer or as may hereafter be disclosed in writing by the Borrower to the Banks or in reports filed with the Securities and Exchange Commission, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position, operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole, or the ability of the Borrower to perform its obligations under this Agreement and the Notes. There is no action, suit or proceeding pending against, or the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which in any manner draws into question the validity of this Agreement or the Notes.

     Section 4.06. Environmental Matters. In the ordinary course of its business, the Borrower reviews the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs. On the basis of this review, the Borrower has reasonably concluded that, to the best of its knowledge, except as disclosed in reports filed with the Securities and Exchange Commission, copies of which reports have been delivered to the Banks, such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     Section 4.07. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

     Section 4.08. Significant Subsidiaries. Each of the Borrower's Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 4.09 Not an Investment Company. The Borrower is not an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.10 Full Disclosure. All information heretofore furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing or in reports filed with the Securities and Exchange Commission, copies of which reports have been delivered to the Banks, any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee) the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.


                                   ARTICLE 5

                                   Covenants

     The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

     Section 5.01  Information.  The Borrower will deliver to each of the Banks:

(a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange

Commission by independent public accountants of nationally recognized standing;

(b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07 to 5.08, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(d) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

(f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

(g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "REPORTABLE EVENT" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

(h) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

     Section 5.02 Payment of Obligations. The Borrower will pay and discharge, and will cause each Significant Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Significant Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same. Obligations and liabilities in an aggregate amount equal to or less than $20,000,000 will not be deemed "MATERIAL" for purposes of this Section 5.02.

(a)  Section 5.03  Maintenance of Property; Insurance.   The Borrower will keep,
and will cause each Significant Subsidiary to keep, all property material to its business in good working order and condition, ordinary wear and tear excepted.

(b) The Borrower and its Significant Subsidiaries will maintain insurance with sound and reputable insurers against at least such risks (and in at least such amounts, subject to such risk retentions) as are usually insured against in the same geographic area by companies of established repute engaged in the same or a similar business.

     Section 5.04 Conduct of Business and Maintenance. The Borrower will preserve, renew and keep in full force and effect, and will cause each Significant Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) the merger of a Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the corporate existence of any Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

     Section 5.05 Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with generally accepted accounting principles.

     Section 5.06 Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     Section 5.07 Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than $650,000,000.

     Section 5.08 Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $50,000,000;

(b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

(c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof;

(d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

(e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

(f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

(g) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $25,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

(h) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $25,000,000;

(i) Liens on Margin Stock, if and to the extent that the value of such Margin Stock exceeds 25% of the total assets of the Borrower and its Subsidiaries subject to this Section; and

(j) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed 10% of Consolidated Net Worth.

     Section 5.09 Consolidations, Mergers and Sales of Assets. The Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, in a single transaction or a series of related transactions all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person; provided that nothing in this Section shall restrict the sale of Margin Stock for cash consideration in an amount not less than the fair market value thereof. For purposes of this Section, a substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, shall mean 20% or more of the consolidated assets of the Borrower and its Consolidated Subsidiaries.

     Section 5.10 Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for its general corporate purposes. None of such proceeds will be used in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.


                                   ARTICLE 6

                                   Defaults

     Section 6.01 Events of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

(a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay within three days of the due date thereof any interest on any Loan, any fees or any other amount payable hereunder;

(b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.10, inclusive;

(c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

(d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

(e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

(f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

(g) the Borrower or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(h) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $20,000,000;

(j) judgments or orders for the payment of money in excess of $20,000,000 in the aggregate shall be rendered against the

Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days; or

(k) (i) any Person becomes the beneficial owner of 28% or more of the then outstanding Voting Stock of the Borrower and within five years thereafter Disinterested Directors no longer constitute at least a majority of the Board of Directors of the Borrower or (ii) a Business Combination with an Interested Shareholder occurs which has not been approved by a majority of Disinterested Directors. (For purposes of this subsection, the terms Person, beneficial owner, Voting Stock, Disinterested Director, Business Combination, and Interested Shareholder are defined in Article of the Borrower's Articles of Incorporation as in effect as of the date hereof);

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 66 2/3% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 66 2/3% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     Section 6.02 Notice of Default. The Administrative Agent shall give notice to the Borrower under Section promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                   ARTICLE 7

                                  The Agents

     Section 7.01 Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     Section 7.02. Administrative Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent hereunder.

     Section 7.03 Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

     Section 7.04 Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 7.05 Liability of Administrative Agent. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     Section 7.06 Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

     Section 7.07 Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 7.08 Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Borrower shall have the right to appoint a successor Administrative Agent, subject to the approval of the Required Banks. If no successor Administrative Agent shall have been so appointed and approved, and shall have accepted such appointment, within 45 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative

Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

    Section 7.09. Agents' Fees. The Borrower shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and such Agent.

    Section 7.10. Other Agents. Nothing in this Agreement shall impose any duty or liability whatsoever on the Documentation Agent or the Syndication Agent in such capacity.

                                   ARTICLE 8

                            Change in Circumstances

    Section 8.01. Basis for Determining Interest Rate Inadequate. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing, the Administrative Agent is advised by all of the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow such Borrowing on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

    Section 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any formal request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

(a) Section 8.03. Increased Cost and Reduced Return. If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any formal request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment
     Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.


     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any formal request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including any determination by any such authority, central bank or comparable agency that, for purposes of capital adequacy requirements, the Commitments hereunder do not constitute commitments with an original maturity of one year or less), has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     (d) Section 8.04. (a) Taxes. For purposes of this Section 8.04, the following terms have the following meanings:

             "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

             "OTHER TAXES" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

     (b) Any and all payments by the Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
     (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section
     9.01 the original or a certified copy of a receipt evidencing payment thereof.

     (c) The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Administrative Agent (as the case may be) makes demand therefor.

     (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

     (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or 8.04(c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (e) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

             Section 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

     (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

     (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

             Section 8.06. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section or
     (ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right, with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Note and assume the Commitment of such Bank.

                                   ARTICLE 9

                                 Miscellaneous

       SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective
(i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or
Article 8 shall not be effective until received.

       Section 9.02. No Waivers. No failure or delay by the Administrative
Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

       Section 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

(b) The Borrower agrees to indemnify the Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that (i) no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction, (ii) in the case of an investigation or a proceeding to which an Indemnitee is not a party, such Indemnitee shall be entitled to indemnification only if such Indemnitee is required to respond to process or other formal inquiry in connection therewith and (iii) any claim for indemnification hereunder shall be made not later than three years after the termination of the Commitments and repayment in full of the Loans.

       Section 9.04. Sharing of Set-Offs. The Banks agree among themselves that if any Bank shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder.

       Section 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

(a) Section 9.06. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

(b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, such Bank shall remain responsible for the performance of its Commitment and its other obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or
(iv) of Section without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection
(b).

(c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and the Administrative Agent, which consents will not be unreasonably withheld; provided that (i) if an Assignee is a Bank prior to giving effect to such assignment or is an affiliate of such transferor Bank, no such consent shall be required and (ii) if at the time of such assignment an Event of Default shall have occurred and be continuing, no such consent of the Borrower shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

(d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

(e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of
Section 8.02, 8.03 or requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

       Section 9.07. Collateral. Each of the Banks represents to each Agent and each of the other Banks that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

       Section 9.08 Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

       Section 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

        Section 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 9.11 Amendment of Existing Agreement. The Borrower and the Banks which are parties to the $300,000,000 Credit Agreement dated as of February 7, 1995 and amended as of April 9, 1996 (the "EXISTING AGREEMENT"), which Banks comprise the "REQUIRED BANKS" as defined in the Existing Agreement, hereby agree that: (i) Sections 5.08 and 5.09 of the Existing Agreement are amended to read in their entirety as set forth in Sections 5.08 and 5.09 of this Agreement and (ii) Section 1.01 of the Existing Agreement is amended to include the definition of "Margin Stock" as set forth in Section 1.01 of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

               ARMSTRONG WORLD INDUSTRIES, INC.


               By:
                    Name:
                    Title:
               313 West Liberty Street
               Lancaster, PA  17603
               Facsimile number: 717-396-2408




               MORGAN GUARANTY TRUST COMPANY
                   OF NEW YORK, as Administrative Agent



               By:
                    Name:
                    Title:
               60 Wall Street
               New York, New York  10260-0060
               Attention:
               Telex number: 177615
               Facsimile number:



COMMITMENTS
-----------

$44,000,000         MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK


               By:
                    Name:
                    Title:


DOCUMENTATION AGENT
-------------------

$43,000,000         BANK OF AMERICA NT & SA


               By:
                    Name:
                    Title:


SYNDICATION AGENT
-----------------

$43,000,000         THE CHASE MANHATTAN BANK


               By:
                    Name:
                    Title:


MANAGING AGENTS
---------------

$42,000,000         THE BANK OF NOVA SCOTIA


               By:
                    Name:
                    Title:



$42,000,000         BARCLAYS BANK PLC

               By:
                    Name:
                    Title:

$42,000,000         MARINE MIDLAND BANK


               By:
                    Name:
                    Title:



$42,000,000         WACHOVIA BANK, N.A.


               By:
                    Name:
                    Title:



CO-AGENTS
---------

$33,000,000         COMMERZBANK AG, NEW YORK BRANCH,



               By:
                    Name:
                    Title:



$33,000,000         THE FIRST NATIONAL BANK OF CHICAGO


               By:
                    Name:
                    Title:


$33,000,000         FIRST UNION NATIONAL BANK


               By:
                    Name:
                    Title:

$33,000,000         SOCIETE GENERALE FINANCE (IRELAND)
                    LTD.


               By:
                    Name:
                    Title:



$33,000,000         THE BANK OF NEW YORK


               By:
                    Name:
                    Title:



$33,000,000         WESTDEUTSCHE LANDESBANK


               By:
                    Name:
                    Title:


               By:
                    Name:
                    Title:



PARTICIPANTS
------------

$33,000,000         BW CAPITAL MARKETS, INC.


               By:
                    Name:
                    Title:

$33,000,000         BANQUE NATIONALE DE PARIS


               By:
                    Name:
                    Title:


               By:
                    Name:
                    Title:



$33,000,000         CREDIT LYONNAIS NEW YORK BRANCH


               By:
                    Name:
                    Title:






$33,000,000         CREDITO ITALIANO S.P.A


               By:
                    Name:
                    Title:


               By:
                    Name:
                    Title:

$33,000,000         GENERALE BANK


               By:
                    Name:
                    Title:


               By:
                    Name:
                    Title:



$33,000,000         KBC BANK N.V.


               By:
                    Name:
                    Title:



$33,000,000         LANDESGIROKASSE OFFENTLICHE BANK
                    UND LANDESSPARKASSE


               By:
                    Name:
                    Title:


               By:
                    Name:
                    Title:

$33,000,000         MELLON BANK, N.A.


               By:
                    Name:
                    Title:



$33,000,000         NATIONAL CITY BANK OF PENNSYLVANIA


               By:
                    Name:
                    Title:



$33,000,000         PNC BANK, NATIONAL ASSOCIATION


               By:
                    Name:
                    Title:



$33,000,000         SUDWESTDEUTSCHE LANDESBANK
                    GIROZENTRALE


               By:
                    Name:
                    Title:



$33,000,000         SUNTRUST BANK, ATLANTA


               By:
                    Name:
                    Title:


               By:
                    Name:

                    Title:



$33,000,000         TORONTO DOMINION (TEXAS), INC.


               By:
                    Name:
                    Title:



$25,000,000         BANK OF TOKYO-MITSUBISHI TRUST
                    COMPANY


               By:
                    Name:
                    Title:



$25,000,000         ISTITUTO BANCARIO SAN PAOLO DI



               By:
                    Name:
                    Title:


               By:
                    Name:
                    Title:



$25,000,000         SKANDINAVISKA ENSKILDA BANKEN
                    NEW YORK BRANCH AB (PUBL)

               By:
                    Name:
                    Title:


               By:
                    Name:
                    Title:


TOTAL COMMITMENTS:

$1,000,000,000
==============

                                PRICING SCHEDULE


Each of "FACILITY FEE RATE", "CD MARGIN" and "EURO-DOLLAR MARGIN" means, for any date, the rate set forth below in the row opposite such term and in the column and row corresponding to the "PRICING LEVEL" and the "UTILIZATION" at such date:

-----------------------------------------------------------------------------------------------------------
                                                 Level I         Level II       Level III        Level IV
-----------------------------------------------------------------------------------------------------------
Facility Fee Rate*                                 0.050%          0.065%          0.080%          0.100%
-----------------------------------------------------------------------------------------------------------
CD Margin
 Utilization less than 33 1/3%                     0.350%          0.360%          0.395%          0.450%
 Utilization equal to or greater than 33 1/3%      0.425%          0.460%          0.495%          0.575%
Euro-Dollar Margin
 Utilization less than 33 1/3%                     0.225%          0.235%          0.270%          0.325%
 Utilization equal to or greater than 33 1/3%      0.300%          0.335%          0.370%          0.450%
-----------------------------------------------------------------------------------------------------------

_______________

  * Subsequent to December 31, 1998, the Facility Fee Rate applicable to any excess of the then aggregate amount of the Commitments over $500,000,000 shall be twice the otherwise applicable rate per annum.


     For purposes of this Schedule, the following terms have the following meanings, subject to the concluding paragraph of this Schedule:

     "LEVEL I PRICING" applies at any date if, at such date, the Borrower's long-term debt is rated (i) A or higher by S&P and no lower than A3 by Moody's or (ii) A2 or higher by Moody's and no lower than A- by S&P.
--

     "LEVEL II PRICING" applies at any date if, at such date, (i) (A) the Borrower's long-term debt is rated A- or higher by S&P and no lower than Baa1 by Moody's or (B) A3 or higher by Moody's and no lower than BBB+ by S&P and (ii)
        --
Level I Pricing does not apply.

     "LEVEL III PRICING" applies at any date if, at such date, (i) (A) the Borrower's long-term debt is rated BBB+ or higher by S&P and Baa1 or higher by
                                                         ---
Moody's and (ii) neither Level I Pricing nor Level II Pricing applies.

     "LEVEL IV PRICING" applies at any date if, at such date, no other Pricing Level applies.

     "MOODY'S" means Moody's Investors Service, Inc.

     "PRICING LEVEL" refers to the determination of which of Level I, Level II, Level III or Level IV applies at any date.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "UTILIZATION" means, at any date, the percentage equivalent of a fraction
(i) the numerator of which is the aggregate outstanding principal amount of the Loans at such date (after giving effect to any borrowing or payment on such date) and the denominator of which is the aggregate amount of the Commitments at such date (after giving effect to any reduction on such date). If for any reason any Loans remain outstanding after termination of the Commitments, Utilization shall be deemed to be 100%.

     The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded; provided that until S&P and Moody's have each assigned (or affirmed) ratings giving effect to the Acquisition, the credit ratings to be utilized for purposes of this Schedule shall be those which result in Level III Pricing.

                                            Page
                                            ----
                                                                       EXHIBIT A

                                      NOTE

                                                              New York, New York
                                                                   July __, 1998

     For value received, Armstrong World Industries, Inc., a Pennsylvania corporation (the "BORROWER"), promises to pay to the order of __________________________(the "BANK"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

     All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This note is one of the Notes referred to in the Credit Agreement dated as of July 17, 1998 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                  ARMSTRONG WORLD INDUSTRIES, INC.



                  By:
                       Title:


                  By:
                       Title:

                        LOANS AND PAYMENTS OF PRINCIPAL


----------------------------------------------------------------------------------------
    Date         Amount        Type of        Amount      Maturity Date    Notation
                 of Loan         Loan           of                          Made By
                                             Principal
                                               Repaid
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

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                                                                       EXHIBIT B

                                   OPINION OF
                            COUNSEL FOR THE BORROWER


To the Banks and the Administrative Agent
 Referred to Below
c/o Morgan Guaranty Trust Company
 of New York, as Administrative Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

     I have acted as counsel for Armstrong World Industries, Inc. (the "BORROWER") in connection with the Credit Agreement (the "CREDIT AGREEMENT") dated as of July 17, 1998 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of my client pursuant to Section 3.01(c) of the Credit Agreement.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

     I am licensed to practice law in the Commonwealth of Pennsylvania. The law covered by this opinion is limited to the laws of the Commonwealth of Pennsylvania and the Federal laws of the United States. I have assumed for the purposes of this opinion that the substantive law of the State of New York is identical in all material respects to the substantive law of the Commonwealth of Pennsylvania.

     Upon the basis of the foregoing, I am of the opinion that:

(1) . The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Pennsylvania, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

(2) . The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

(3) . The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

(4)  . Except as disclosed in the Borrower's 1997 Form 10-K, in the
Borrower's Latest Form 10-Q or in the Borrower's Schedule 14D-1 filed with the Securities and Exchange Commission in connection with the Offer, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position, operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole, or the ability of the Borrower to perform its obligations under the Credit Agreement and the Notes, or which in any manner draws into question the validity of the Credit Agreement or the Notes.

(5) . Each of the Borrower's Significant Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                              Very truly yours,

                                                                       EXHIBIT C


                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                 FOR THE AGENTS


To the Banks and the Administrative Agent
 Referred to Below
c/o Morgan Guaranty Trust Company
 of New York, as Administrative Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

     We have participated in the preparation of the Credit Agreement (the "CREDIT AGREEMENT") dated as of July 17, 1998 among Armstrong World Industries, Inc., a Pennsylvania corporation (the "BORROWER"), the banks listed on the signature pages thereof (the "BANKS") and Morgan Guaranty Trust Company of New York, as Administrative Agent (the "ADMINISTRATIVE AGENT"), and have acted as special counsel for the Agents for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect and we have relied, without independent investigation, as to all matters of Pennsylvania law on the opinion of David D. Wilson, counsel for the Borrower, of even date herewith, copies of which have been delivered to you.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                            Very truly yours,

                                                                       EXHIBIT D



                      ASSIGNMENT AND ASSUMPTION AGREEMENT


     AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "ASSIGNOR"), [ASSIGNEE] (the "ASSIGNEE"), ARMSTRONG WORLD INDUSTRIES, INC. (the "BORROWER") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H

     WHEREAS, this Assignment and Assumption Agreement (the "AGREEMENT") relates to the Credit Agreement dated as of July 17, 1998 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Administrative Agent (the "CREDIT AGREEMENT");

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

     WHEREAS, Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "ASSIGNED AMOUNT"), together with a corresponding portion of its outstanding Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1.1 Section . Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

1.2 Section . Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee[, the Borrower and the Administrative Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

1.3 Section . Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

1.4 Section . Consent of the Borrower and the Administrative Agent. This Agreement is conditioned upon the consent of the Borrower and the Administrative Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Administrative Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

1.5 Section . Non-reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into

--------------------
*

Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any
upfront fee to be paid by the Assignor to the Assignee.   It may be preferable
in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

1.6 Section . Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

1.7 Section . Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                         [ASSIGNOR]


                         By:
                              Title:


                         [ASSIGNEE]


                         By:
                              Title:


                         ARMSTRONG WORLD INDUSTRIES, INC.


                         By:
                              Title:

                         MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK


                         By:
                              Title: